As filed with the Securities and Exchange Commission on August 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1550505
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of Principal Executive Offices)	(Zip Code)

Xos, Inc. Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

David M. Zlotchew

General Counsel

Xos, Inc.

3550 Tyburn Street

Los Angeles, California 90065

Tel: (818) 316-1890

(Telephone number, including area code, of agent for service)

Copies to:

Ben D. Orlanski, Esq.

Proskauer Rose LLP

2029 Century Park East, Suite 2400

Los Angeles, California 90067

Tel: (310) 284-5653

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 21, 2026, the Board of Directors of Xos, Inc. (the “registrant”) adopted, subject to approval of the registrant’s stockholders, and on June 23, 2026, the registrant’s stockholders approved, the 2026 Amendment (the “2026 Amendment”) to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan, as Amended (the “2021 Plan”), to increase the aggregate number of shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the 2021 Plan by 3,740,000 shares. The registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register the offering of 4,993,996 additional shares of Common Stock reserved for issuance under the 2021 Plan, which consists of: (A) 3,740,000 additional shares of Common Stock pursuant to the 2026 Amendment; (B) 570,172 additional shares of Common Stock pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2026; (C) 57,955 additional shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and forfeited because of the failure to vest as of July 21, 2026; and (D) 625,869 shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and withheld by the registrant to satisfy tax withholding obligations as of July 21, 2026. In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the 2021 Plan, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-260502, 333-267714, 333-271450, 333-276781, 333-281051 and 333-290144), filed by the registrant with the Commission on October 26, 2021, October 3, 2022, April 26, 2023, January 31, 2024, July 26, 2024 and September 9, 2025, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are hereby incorporated by reference in this registration statement.

(a)	the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026, and Amendment No. 1 thereto, filed with the Commission on April 21, 2026;

(b)	the registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 14, 2026, and for the quarter ended June 30, 2026, filed with the Commission on August 13, 2026;

(c)	the registrant’s current reports on Forms 8-K filed with the Commission on April 29, 2026, May 13, 2026, June 5, 2026 and June 25, 2026; and

(d)	the description of the registrant’s securities contained in Exhibit 4.4 of the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 30, 2022.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).
4.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 6, 2023).
4.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 26, 2021).
5.1*	Opinion of Proskauer Rose LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1	Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on July 23, 2024).
99.2	2025 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on May 4, 2026).
99.3	2026 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed on May 4, 2026).
99.4	Form of Global Option Grant Notice (incorporated by reference to Exhibit 10.6a of the Company’s Current Report on Form 8-K filed on August 26, 2021).
99.5	Form of Global RSU Award Grant Notice (incorporated by reference to Exhibit 10.6b of the Company’s Current Report on Form 8-K filed on August 26, 2021).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on August 14, 2026.

XOS, INC.

/s/ Dakota Semler
Name:	Dakota Semler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dakota Semler, David M. Zlotchew and Liana Pogosyan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dakota Semler	Chief Executive Officer, Chairman	August 14, 2026
Dakota Semler	(Principal Executive Officer)

/s/ Liana Pogosyan	Acting Chief Financial Officer	August 14, 2026
Liana Pogosyan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Giordano Sordoni	Chief Operating Officer, Director	August 14, 2026
Giordano Sordoni

/s/ Stuart Bernstein	Director	August 14, 2026
Stuart Bernstein

/s/ George N. Mattson	Director	August 14, 2026
George N. Mattson

/s/ Dietmar Ostermann	Director	August 14, 2026
Dietmar Ostermann

/s/ Ed Rapp	Director	August 14, 2026
Ed Rapp

/s/ Michael Richardson	Director	August 14, 2026
Michael Richardson

/s/ John F. Smith	Director	August 14, 2026
John F. Smith

/s/ Alice Yake	Director	August 14, 2026
Alice Yake

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